Exhibit 99.1

Former Pearson Education VP Appointed as Chairman/CEO of LNPR Group Inc.

Salt Lake City, Utah, Jan 20, 2023 (GLOBE NEWSWIRE) – LNPR Group Inc. (“LNPR” or the “Company”) appointed Mark Emerson as Chairman of the Board and CEO in Q4 2022. Mr. Emerson has 22 years of experience as a company founder and C-level executive in the digital English language market.

Mr. Emerson first entered the technology arena in 2000 and led the restructuring of Ellis Inc., an English-language technology company that was publicly listed at the time. After building Ellis to renewed strength, he sold it to Pearson Education, the largest education company in the world. Emerson then served as VP of International Digital English at Pearson Education for eight years where he further strengthened his network and his expertise in global product distribution.

Later, Mr. Emerson founded NYC English LLC in 2015, an award-winning Edtech software firm specializing in English language instruction. Since then, NYC English has expanded its product lines and brand presence into 15 countries across Asia and Latin America. He now plans to go one step further and transform the learning experience through groundbreaking AI teaching technology developed by NYCEdutec, a wholly-owned subsidiary of the Company.

Mr. Emerson has rare and invaluable knowledge of how English language instruction products are bought and used globally. This is evident by his success in securing distribution channels across the globe. Unlike most other companies offering English learning products to the market, Mr. Emerson’s ability, network, and know-how allow him to employ a different and more effective sales channel strategy, reaching a much greater number of users via mobile network operators, cable/satellite TV distributors, and international educational publishers. The established audiences of these distributors within Asia, Latin America, and the U.S. represent a potential end-user reach of over 2 billion. Within the U.S., Mr. Emerson has already secured a partner to distribute across all 50 states once the AI product is ready for launch anticipated in Q3 2023.

Now, it is Mr. Emerson’s mission to take LNPR Group Inc. to become the first mover in delivering NYCEdutec's AI English learning software to a global audience, further expanding this proven distribution method by building on the network that he and his team has established over the years.

About NYCEdutec

NYCEdutec is creating the future of learning. It is a wholly-owned subsidiary of LNPR Group Inc. NYCEdutec is building artificial intelligence with 20 unique engines to capture and analyze behavioral data from millions of users enabling high-quality, individualized teaching on a huge scale. Its AI-powered ‘Super Teachers’ will solve the problem that human teachers are in short supply and bring more effective, affordable, and personalized teaching to all. It is currently building 'AI English’ to address the growing demand for fluency in English and plans expansion into teaching Science, Technology. Engineering and Math.

For more information about NYCEdutec, please visit https://www.nycedutec.com.

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SAFE HARBOR

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the terms and conditions of the proposed business combination and related transactions disclosed herein, the timing of the consummation of such transactions, assumptions regarding shareholder redemptions and the anticipated benefits and financial position of the parties resulting therefrom. These statements are based on various assumptions and/or on the current expectations of LNPR’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of LNPR. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; changes in the assumptions underlying LNPR's expectations regarding its future business; and the effects of competition on LNPR’s future business.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that LNPR presently does not know or currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this press release. LNPR anticipates that subsequent events and developments will cause these assessments to change. However, while LNPR may elect to update these forward-looking statements at some point in the future, LNPR specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing LNPR (or its respective affiliates') assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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